Exhibit 99.1

Callon Petroleum Company Announces Second Quarter 2015 Results and Increases Annual Production Guidance

NATCHEZ, Miss., Aug. 5, 2015 /PRNewswire/ -- Callon Petroleum Company (NYSE: CPE) ("Callon" or the "Company") today reported results of operations for the three and six month periods ended June 30, 2015. Presentation slides accompanying this earnings release are available on the Company's website at www.callon.com located within the Investors (Events and Presentations) section of the site.

Key highlights for the second quarter of 2015 include:

  Net daily production of 9,516 barrels of oil equivalent per day ("BOE/d"), an increase of 11% compared to the first quarter of 2015, comprised of 79% oil volume
  Lease operating costs, including workovers, of $7.59 per barrel of oil equivalent ("BOE"), a decrease of 16% compared to the first quarter of 2015
  Adjusted EBITDA, a non-GAAP financial measure(i), of $31.7 million, an increase of 14% compared to the first quarter of 2015
  Adjusted income available to common shareholders, a non-GAAP financial measure(i), of $0.04 per diluted share based on total average diluted shares outstanding of 66.0 million shares
  Increased annual production guidance midpoint by 6% to 9,600 BOE/d and established third quarter 2015 production guidance midpoint at 9,800 BOE/d

"Our results for the quarter reflected improvements across all aspects of the business," commented Fred Callon, Chairman and Chief Executive Officer. "We delivered double-digit production growth, while posting meaningful decreases in both our operating cost structure and level of capital expenditures. In addition to these important contributors to capital efficiency, the productivity of our drilling program has benefitted from ongoing completion enhancements and increasing capital allocation to the Lower Spraberry. We believe that the strength of our asset base, combined with our liquidity position and financial discipline, position us to generate continued production and reserve gains while progressing to a free cash flow neutral position in 2016."

Recent Well Performance

Callon currently has 70 gross (61.9 net) horizontal wells located in the Central and Southern Midland Basin, producing from four established zones including the Lower Spraberry, the Wolfcamp A, and the Upper and Lower Wolfcamp B. The Company's 2015 production has exceeded expectations primarily due to the extended time performance of its Lower Spraberry drilling program, and sustained improvement of Wolfcamp B wells in the Garrison Draw field.

			24-Hour Peak Rate (BOE/d; Two-stream)		180-Day Cumulative Production (BOE; Two-stream)
Well	County	Completed Lateral (ft)	Production (% oil)	Per 1,000' Lateral Feet	Production (% oil)	Per 1,000' Lateral Feet
Lower Spraberry
Pecan Acres 22A1 4SH	Midland	4,646	1,114 (89%)	240	T.B.D.	T.B.D.
Casselman 40 4 LS	Midland	4,398	1,035 (89%)	235	84,233 (81%)	19,153
Kendra Annie 15SH	Midland	4,966	746 (88%)	150	92,332 (83%)	18,593
ST W 701LS	Midland	7,102	1,564 (86%)	220	145,507 (88%)	20,488
Neal 6522SH	Upton	6,632	788 (88%)	119	T.B.D.	T.B.D.

Garrison Draw Wolfcamp B
University 27-34 1LH	Reagan	7,482	1,131 (88%)	151	80,107 (89%)	10,707
University 27-34 2LH	Reagan	7,366	795 (82%)	108	70,604 (88%)	9,585
University 27-34 3LH	Reagan	7,602	722 (82%)	95	73,852 (87%)	9,715

Operating and Financial Results

The following table presents summary information for the periods indicated, and are followed by the Company's financial statements.

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net production:
Oil (MBbls)	685	638	405
Natural gas (MMcf)	1,084	801	452
Total production (MBOE)	866	771	480
Average daily production (BOE/d)	9,516	8,567	5,275
% oil (BOE basis)	79%	83%	84%
Oil and natural gas revenues (in thousands):
Oil revenue	$36,093	$27,909	$37,710
Natural gas revenue	3,149	2,482	2,792
Total, excluding impact of cash-settled derivatives	$39,242	$30,391	$40,502
Impact of cash-settled derivatives	4,965	10,343	(1,646)
Total, including impact of cash-settled derivatives	$44,207	$40,734	$38,856

	Three Months Ended
Additional per BOE data:	June 30, 2015	March 31, 2015	June 30, 2014
Sales price, excluding impact of cash-settled derivatives	$45.31	$39.42	$84.38
Sales price, including impact of cash-settled derivatives	51.05	52.83	80.95

Lease operating expense	$7.59	$9.03	$9.09
Production taxes	3.41	2.94	4.72
Depletion, depreciation and amortization	20.31	23.48	24.96
Adjusted G&A - total (a)	4.53	6.15	10.25
Adjusted G&A - cash component (b)	3.85	5.37	8.19

(a)

Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(b)	Excludes the amortization of equity-settled share-based incentive awards and corporate depreciation and amortization.

Total Revenue. For the quarter ended June 30, 2015, Callon reported total revenues of $39.2 million, excluding the $5.0 million impact of settled derivative contracts, comprised of oil revenues of $36.1 million and natural gas revenues of $3.1 million. Average daily production for the quarter was 9,516 BOE/d compared to average daily production of 8,567 BOE/d in the first quarter of 2015. Average realized prices, including and excluding the effects of hedging, are detailed below.

Hedging impacts. For the quarter ended June 30, 2015, Callon recognized the following hedging-related items:

	In Thousands	Per Unit
Oil derivatives
Net gain on settlements	$4,511	$6.59
Net loss on fair value adjustments	(12,755)
Total loss	$(8,244)

Natural gas derivatives
Net gain on settlements	$454	$0.42
Net loss on fair value adjustments	(459)
Total loss	$(5)

Total derivatives
Net gain on settlements	$4,965	$5.74
Net loss on fair value adjustments	(13,214)
Total loss on derivative contracts	$(8,249)

Average realized prices, including and excluding the impact of cash settled derivatives during the second quarter, were as follows:

Three Months Ended
June 30, 2015
Average realized sales price:
Oil (per Bbl) (excluding impact of cash-settled derivatives)	$52.69
Impact of cash-settled derivatives	6.59
Oil (per Bbl) (including impact of cash-settled derivatives)	$59.28

Natural gas (perMcf) (excluding impact of cash-settled derivatives)	$2.90
Impact of cash-settled derivatives	0.42
Natural gas (per Mcf) (including impact of cash-settled derivatives)	$3.32

Total (per BOE) (excluding impact of cash-settled derivatives)	$45.31
Impact of cash-settled derivatives	5.74
Total (per BOE) (including impact of cash-settled derivatives)	$51.05

Lease Operating Expenses, including workover expense ("LOE"). LOE for the three months ended June 30, 2015 was $7.59 per BOE, compared to LOE of $9.03 per BOE in the first quarter of 2015. Higher production volumes and lower workover expenses contributed to the 16% per BOE decrease in the second quarter.

Production Taxes, including ad valorem taxes. Production taxes were $3.41 per BOE in the second quarter of 2015, representing approximately 7.5% of total revenue before the impact of derivative settlements.

Depreciation, Depletion and Amortization ("DD&A"). DD&A for the three months ended June 30, 2015 was $20.31 per BOE compared to $23.48 per BOE in the first quarter of 2015, with the decrease in per unit DD&A being attributable to increases in proved reserves relative to our depreciable asset base and reductions in assumed future development costs related to undeveloped proved reserves.

General and Administrative, net of amounts capitalized ("G&A"). G&A excluding certain non-recurring items and non-cash incentive share-based compensation valuation adjustments ("Adjusted G&A", a non-GAAP measure(i)) was $3.9 million, or $4.53 per BOE, for the current period compared to $4.7 million, or $6.15 per BOE, for the first quarter of 2015. The cash component of Adjusted G&A, which excludes the amortization of equity-settled share-based incentive awards and corporate depreciation and amortization, was $3.3 million, or $3.85 per BOE, compared to $4.1 million or $5.37 per BOE for the first quarter of 2015. G&A and Adjusted G&A for the second quarter of 2015 are calculated as follows:

	Recurring		Non-Recurring
G&A expenses:	Cash	Non-Cash	Cash	Non-Cash	Total
Cash G&A	$3,332	$—	$—	$—	$3,332
Restricted stock share-based compensation	—	479	—	—	479
Change in the fair value of liability share-based awards	—	1,607	—	—	1,607
Corporate depreciation & amortization	—	115	—	—	115
Threatened proxy contest	—	—	230	—	230
Total G&A expense:	$3,332	$2,201	$230	$—	$5,763
Adjusted G&A:
Less: Change in the fair value of liability share-based awards					$(1,607)
Less: Threatened proxy contest expenses					(230)
Adjusted G&A - total					3,926
Restricted stock share-based compensation					(479)
Corporate depreciation & amortization					(115)
Adjusted G&A - cash component					$3,332

Income (Loss) Available to Common Shareholders. The Company reported a net loss available to common shareholders of $6.9 million in the second quarter of 2015 and Adjusted income available to common shareholders ("Adjusted Income"), a non-GAAP measure(i), of $2.8 million, or $0.04 per diluted share.

The following tables reconcile to the related GAAP measure the Company's income (loss) available to common stockholders to Adjusted Income and the Company's net income (loss) to Adjusted EBITDA:

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Income (loss) available to common stockholders	$(6,940)	$(12,171)	$2,767
Net loss on derivatives, net of settlements	8,590	5,144	1,975
Rig termination fee	—	2,367	—
Change in the fair value of share-based awards	1,045	1,676	2,982
Early retirement expenses	—	3,034	—
Withdrawn proxy contest expenses	150	72	85
Gain on early redemption of debt	—	—	(2,083)
Adjusted income	$2,844	$122	$5,726
Adjusted income per fully diluted common share	$0.04	$0.00	$0.14

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net income (loss)	$(4,967)	$(10,197)	$4,740
Net loss on derivatives, net of settlements	13,214	7,914	3,039
Change in the fair value of share-based awards	2,086	3,058	5,397
Early retirement expenses	—	4,668	—
Rig termination fee	—	3,641	—
Gain on early redemption of debt	—	—	(3,205)
Withdrawn proxy contest expenses	230	111	130
Acquisition expense	—	3	—
Income tax expense (benefit)	(2,116)	(5,077)	4,128
Interest expense	5,106	4,858	1,825
Depreciation, depletion and amortization	18,011	18,546	12,378
Accretion expense	134	209	173
Adjusted EBITDA	$31,698	$27,734	$28,605
Adjusted EBITDA per diluted share	$0.48	$0.48	$0.69

Discretionary Cash Flow. Discretionary cash flow, a non-GAAP measure(i), for the second quarter of 2015 was $25.9 million or $0.39 per diluted share, and is reconciled to operating cash flow in the following table:

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Cash flows from operating activities:
Net income (loss)	$(4,967)	$(10,197)	$4,740
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	18,011	18,546	12,378
Accretion expense	134	209	173
Amortization of non-cash debt related items	780	781	179
Amortization of deferred credit	—	—	—
Deferred income tax (benefit) expense	(2,116)	(5,077)	4,128
Net loss on derivatives, net of settlements	13,214	7,914	3,038
Gain on early debt extinguishment	—	—	(3,205)
Rig termination fee	—	3,641	—
Non-cash expense related to equity share-based awards	(754)	86	(1,032)
Change in the fair value of liability share-based awards	1,607	3,088	4,587
Discretionary cash flow	$25,909	$18,991	$24,986

Discretionary cash flow per diluted share	$0.39	$0.33	$0.60
Weighted average dilutive shares outstanding	66,038	57,479	41,605

Changes in working capital	438	(5,988)	(6,113)
Payments to settle asset retirement obligations	(2,163)	258	(1,443)
Payments to settle vested liability share-based awards
related to early retirements	—	(3,538)	(1,417)
Payments to settle vested liability share-based awards	(326)	(3,599)	(383)
Net cash provided by operating activities	$23,858	$6,124	$15,630

Operations Update

The following table summarizes the Company's drilling activity for the three months ended June 30, 2015:

	For the Three Months Ended June 30, 2015
	Drilled		Completed (a)		Awaiting Completion
	Gross	Net	Gross	Net	Gross	Net
Southern Midland Basin
Horizontal wells	5	5.0	5	5.0	2	2.0
Total	5	5.0	5	5.0	2	2.0
Central Midland Basin
Vertical wells	—	—	—	—	—	—
Horizontal wells	4	2.6	3	2.0	2	1.3
Total	4	2.6	3	2.0	2	1.3

Total vertical wells	—	—	—	—	—	—
Total horizontal wells	9	7.6	8	7.0	4	3.3
Total	9	7.6	8	7.0	4	3.3

(a)	Completions include wells drilled prior to the second quarter of 2015.

For the three months ended June 30, 2015, the Company accrued $45.1 million in operational capital expenditures, including facilities, compared to $57.3 million in the first quarter of 2015. Total capital expenditures, inclusive of capitalized expenses, are detailed below on an accrual and cash basis:

	Three Months Ended June 30, 2015
	Operational Capital Expenditures	Capitalized Interest	Capitalized G&A	Total Capital Expenditures
Cash basis	$54,738	$2,803	$2,525	$60,066
Timing adjustments (a)	(9,623)	(89)	—	(9,712)
Non-cash items	—	—	1,523	1,523
Accrual (GAAP) basis	$45,115	$2,714	$4,048	$51,877

(a)	Includes timing adjustments related to cash disbursements in the current period for capital expenditures incurred in the prior period.

Full-Year 2015 Updated Guidance:

Full-Year 2015
	Previous	Updated
Total production (BOE/d)	8,800 - 9,300	9,450 - 9,750
% oil	79% - 81%	78% - 80%
% oil hedged (a)	66%	64%
Weighted average oil swap price	$69.04	$69.05
Expenses (per BOE)
LOE, including workovers	$8.50 - $9.50	$8.00 - $8.50
Production taxes, including ad valorem	$2.75 - $3.25	$2.75 - $3.25
Adjusted G&A (b)	$5.50 - $5.75	$4.75 - $5.25
Adjusted G&A - cash component (c)	$4.00 - $4.75	$4.00 - $4.50

Third Quarter 2015 Guidance:

	Second Quarter	Third Quarter
	2015 Actual	2015 Guidance
Total production (BOE/d)	9,516	9,600 - 10,000
% oil	79%	76% - 80%
% oil hedged (a)	60%	76%
Weighted average oil swap price	$70.79	$67.22
Expenses (per BOE)
LOE, including workovers	$7.59	$8.00 - $8.75
Production taxes, including ad valorem	$3.41	$2.75 - $3.25
Adjusted G&A (b)	$4.53	$4.50 - $4.75
Adjusted G&A - cash component (c)	$3.85	$3.75 - $4.00

(a)	Based on the midpoint of guidance.
(b)

Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within the Non-GAAP financial measures and reconciliations section of this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

(c)	Excludes stock-based compensation and corporate depreciation and amortization.

Hedge Portfolio Summary:

	For the Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
Oil contracts	2015	2015	2016	2016	2016	2016
Swap contracts (NYMEX):
Total volume (MBbls)	520	442	91	91	92	92
Weighted average price per Bbl	$67.22	$64.93	$63.50	$63.50	$63.50	$63.50
Swap contracts (Midland basis
Differentials):
Volume (MBbls)	382	327	—	—	—	—
Weighted average price per Bbl	$(2.39)	$(2.38)	$—	$—	$—	$—
Collar contracts combined with
short puts (three-way collar):
Volume (MBbls)	—	—	91	91	92	92
Weighted average price per Bbl
Ceiling (short call)	$—	$—	$70.00	$70.00	$70.00	$70.00
Floor (long put)	$—	$—	$60.00	$60.00	$60.00	$60.00
Short put	$—	$—	$45.00	$45.00	$45.00	$45.00

	For the Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
Natural gas contracts	2015	2015	2016	2016	2016	2016
Collar contracts combined with
short puts (three-way collar):
Volume (BBtu)	207	161	—	—	—	—
Weighted average price per
MMBtu
Ceiling (short call)	$4.32	$4.32	$—	$—	$—	$—
Floor (long put)	$3.85	$3.85	$—	$—	$—	$—
Short put	$3.25	$3.25	$—	$—	$—	$—
Swap contracts:
Total volume (BBtu)	219	228	—	—	—	—
Weighted average price per
MMBtu	$3.98	$3.96	$—	$—	$—	$—
Short call contracts:
Short call volume (BBtu)	110	111	—	—	—	—
Short call price per MMBtu	$5.00	$5.00	$—	$—	$—	$—

i.	See "Non-GAAP Financial Measures and Reconciliations" included within this release for related disclosures and calculations

Non-GAAP Financial Measures and Reconciliations

This news release refers to non-GAAP financial measures as "discretionary cash flow," "Adjusted Income," "Adjusted G&A" and "Adjusted EBITDA." These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

  Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Discretionary cash flow and discretionary cash flow per diluted share are calculated using net income (loss) adjusted for certain items including depreciation, depletion and amortization, the impact of financial derivatives (including the mark-to-market effects, net of cash settlements and premiums paid or received related to our financial derivatives), remaining asset retirement obligations related to our divested offshore properties, restructuring and other non-recurring costs, deferred income taxes and other non-cash income items.
  Callon believes that the non-GAAP measure of Adjusted G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period. The table above details all adjustments to G&A on a GAAP basis to arrive at Adjusted G&A.
  We believe that the non-GAAP measure of Adjusted income available to common shareholders ("Adjusted Income") and Adjusted Income per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of certain non-recurring items and non-cash valuation adjustments, which are detailed in the reconciliation provided below. Prior to being tax-effected and excluded, the amounts reflected in the determination of Adjusted Income and Adjusted Income per diluted share below were computed in accordance with GAAP.
  We calculate Adjusted Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization ("Adjusted EBITDA") as Adjusted income plus interest expense, income tax expense (benefit) and depreciation, depletion and amortization expense. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, we believe that Adjusted EBITDA provides additional information with respect to our performance or ability to meet its future debt service, capital expenditures and working capital requirements. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, the Adjusted EBITDA we present may not be comparable to similarly titled measures of other companies.

Callon Petroleum Company Consolidated Balance Sheets (in thousands, except par and per share values and share data)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,028	$968
Accounts receivable	34,499	30,198
Fair value of derivatives	6,889	27,850
Other current assets	1,525	1,441
Total current assets	44,941	60,457
Oil and natural gas properties, full cost accounting method:
Evaluated properties	2,207,999	2,077,985
Less accumulated depreciation, depletion and amortization	(1,514,036)	(1,478,355)
Net oil and natural gas properties	693,963	599,630
Unevaluated properties	131,121	142,525
Total oil and natural gas properties	825,084	742,155
Other property and equipment, net	7,874	7,118
Restricted investments	3,299	3,810
Deferred tax asset	46,497	44,688
Deferred financing costs	16,639	18,200
Other assets, net	658	342
Total assets	$944,992	$876,770
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$65,792	$76,753
Accrued interest	5,974	5,993
Cash-settled restricted stock unit awards	8,172	3,856
Asset retirement obligations	872	4,747
Deferred tax liability	830	6,214
Fair value of derivatives	1,622	1,249
Total current liabilities	83,262	98,812
Senior secured revolving credit facility	75,000	35,000
Secured second lien term loan	300,000	300,000
Asset retirement obligations	3,249	1,927
Cash-settled restricted stock unit awards	3,086	7,175
Other long-term liabilities	219	121
Total liabilities	464,816	443,035
Stockholders' equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized: 1,578,948 and 1,578,948 shares outstanding, respectively	16	16
Common stock, $0.01 par value, 110,000,000 shares authorized; 66,190,660 and 55,225,288 shares outstanding, respectively	662	552
Capital in excess of par value	591,604	526,162
Accumulated deficit	(112,106)	(92,995)
Total stockholders' equity	480,176	433,735
Total liabilities and stockholders' equity	$944,992	$876,770

Callon Petroleum Company Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating revenues:
Oil sales	$36,093	$37,710	$64,002	$68,619
Natural gas sales	3,149	2,792	5,631	5,168
Total operating revenues	39,242	40,502	69,633	73,787
Operating expenses:
Lease operating expenses	6,575	4,363	13,534	8,593
Production taxes	2,952	2,265	5,217	4,182
Depreciation, depletion and amortization	17,587	11,982	35,691	22,520
General and administrative	5,763	9,639	17,865	20,446
Accretion expense	134	173	343	401
Rig termination fee	—	—	3,641	—
Gain on sale of other property and equipment	—	—	—	(1,080)
Total operating expenses	33,011	28,422	76,291	55,062
Income (loss) from operations	6,231	12,080	(6,658)	18,725
Other (income) expenses:
Interest expense	5,106	1,825	9,964	2,802
Gain on early extinguishment of debt	—	(3,205)	—	(3,205)
Loss on derivative contracts	8,249	4,685	5,820	7,198
Other income	(41)	(93)	(85)	(142)
Total other expenses	13,314	3,212	15,699	6,653
Income (loss) before income taxes	(7,083)	8,868	(22,357)	12,072
Income tax expense (benefit)	(2,116)	4,128	(7,193)	5,469
Net income (loss)	(4,967)	4,740	(15,164)	6,603
Preferred stock dividends	(1,973)	(1,973)	(3,947)	(3,947)
Income (loss) available to common stockholders	$(6,940)	$2,767	$(19,111)	$2,656
Income (loss) per common share:
Basic	$(0.11)	$0.07	$(0.31)	$0.07
Diluted	$(0.11)	$0.07	$(0.31)	$0.06
Shares used in computing income (loss) per common share:
Basic	66,038	40,606	61,759	40,467
Diluted	66,038	41,605	61,759	41,652

Callon Petroleum Company Consolidated Statements of Cash Flows (in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(15,164)	$6,603
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	36,557	22,976
Accretion expense	343	401
Amortization of non-cash debt related items	1,561	298
Amortization of deferred credit	—	(433)
Deferred income tax (benefit) expense	(7,193)	5,469
Net loss on derivatives, net of settlements	21,129	4,677
Gain on sale of other property and equipment	—	(1,080)
Non-cash gain for early debt extinguishment	—	(3,205)
Non-cash expense related to equity share-based awards	(668)	(36)
Change in the fair value of liability share-based awards	4,695	8,070
Payments to settle asset retirement obligations	(1,905)	(1,469)
Changes in current assets and liabilities:
Accounts receivable	(6,946)	(5,268)
Other current assets	(85)	265
Current liabilities	5,549	2,014
Payments to settle vested liability share-based awards related to early retirements	(3,538)	(1,417)
Payments to settle vested liability share-based awards	(3,925)	(2,052)
Change in other long-term liabilities	100	—
Change in other assets, net	(528)	(216)
Net cash provided by operating activities	29,982	35,597
Cash flows from investing activities:
Capital expenditures	(130,847)	(127,219)
Proceeds from sales of mineral interests and equipment	326	2,267
Net cash used in investing activities	(130,521)	(124,952)
Cash flows from financing activities:
Borrowings on credit facility	103,000	150,000
Payments on credit facility	(63,000)	(55,610)
Payment of deferred financing costs	—	(2,928)
Issuance of common stock	65,546	—
Payment of preferred stock dividends	(3,947)	(3,947)
Net cash provided by financing activities	101,599	87,515
Net change in cash and cash equivalents	1,060	(1,840)
Balance, beginning of period	968	3,012
Balance, end of period	$2,028	$1,172

Earnings Call Information

The Company will host a conference call on Thursday, August 6, 2015 to discuss second quarter 2015 financial and operating results.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Thursday, August 6, 2015, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time)
Webcast:	Live webcast will be available at www.callon.com in the "Investors" section of the website.

Alternatively, you may join by telephone using the following numbers:

Toll Free:	1-888-349-0096
Canada Toll Free:	1-855-669-9657
International:	1-412-902-0125
Request to join:	Callon Petroleum Company Earnings Call

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.

About Callon Petroleum

Callon Petroleum Company is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company's website at www.callon.com and will be archived there for subsequent review under the "News" link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on our website or the SEC's website at www.sec.gov.

For further information contact:
Joe Gatto
Chief Financial Officer, Senior Vice President and Treasurer
1-800-451-1294